Exhibit 10.1

HARSCO CORPORATION

350 Poplar Church Road

Camp Hill, Pennsylvania 17011

Date:  January 25, 2011

U.S. Option Contract

Incentive Stock Option (ISO)

and Nonqualified Stock Option (NQSO)

Dear                       :

1.         In order to encourage you to acquire and hold stock in Harsco Corporation (the “Company”), and as an incentive to you to devote extra time and effort in furtherance of its interests, the Company hereby gives and grants to you pursuant to its 1995 Executive Incentive Compensation Plan, as amended and restated January 27, 2004 (the “Plan”), a copy of which is annexed hereto and hereby made a part hereof, in consideration of the undertaking on your part set forth below, and subject to the further provisions hereof and to the terms and conditions of the Plan, the right and option (the “Option”) to purchase up to an aggregate of                                                          (                ) shares of its Common Stock for the price of Thirty-One Dollars and Seventy-Five Cents ($31.75) per share, being not less than the fair market value of the stock at the date of grant of this Option.  Subject to the provisions of Section 3(b) providing for early exercise, this Option shall be exercisable unless earlier terminated pursuant to Sections 4, 5, 6 or 7, in whole, or from time to time, in part commencing three years after the date of grant, said date being shown above, and ending on the day before seven years from the date of grant or not later than January 24, 2018.  It is intended that this Option constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code with respect to                                                (                    ) of the shares and constitute a “nonqualified stock option” with respect to                                                  (                  ) of the shares.

2.         (a)  In consideration for the Option set forth in this Agreement, you agree that during your employment by the Company and for a period of twelve (12) months after the cessation of such employment, you shall not, directly or indirectly:

(i)  for or on behalf of a same, similar or competitive business as the Company, solicit, contract with, or accept business from any entity or individual which (1) was or has been a customer of the Company within two years prior to the cessation of your employment, (2) was or is a prospective customer of the Company with which you had business-related communications within two years prior to the cessation of your employment;

(ii)  render services to, become employed by, own, or have a financial or other interest in (either as an individual, partner, joint venturer, owner, manager, stockholder, employee, partner, officer, director, independent contractor, or other such role) any business which is engaged in a same, similar or competitive business as the operating unit(s) of the Company that you were employed with any time during the last 12 months of your employment with the Company;

(iii)  induce, offer, assist, encourage or suggest (1) that another business or enterprise offer employment to or enter into a business affiliation with any Company employee, agent or representative, or (2) that any Company employee, agent or representative terminate his or her employment or business affiliation with the Company.

(b)  The restrictions set forth in paragraph 2 shall not be assignable by you because your duties and covenants therein are personal.  The Company may without securing your consent, assign its rights and obligations under paragraph 2 to (1) successors or assigns of the Company, (2) entities with which the Company may merge or consolidate, (3) entities to which the Company may sell or transfer all or substantially all of its assets, (4) entities which by any corporate transaction or reorganization operate and control the Company’s business, or (5) to any other entities which operate as a successor to the Company or any of its operating units by operation of law or otherwise.

(c)  The restrictions set forth in paragraph 2(a) shall be in addition to any other such restrictions agreed to, through separate agreements, if any, between you and the Company.

(d)  The restrictions contained in this paragraph 2 shall survive the exercise of the Option and the termination of this Agreement.

3.         (a)  In order to exercise the Option you must give written notice to the Company pursuant to Section 14 of this contract stating the number of shares of Common Stock as to which the Option is being exercised, whether the shares being exercised are incentive stock options or nonqualified stock options, the name and address of the person to whom the stock is to be registered, and accompanied by payment in full in cash, or by bank or certified check, of the option price for all such shares.  At your election you may pay the option price by delivering to the Company shares of Common Stock of the Company with a fair market value equal to the option price or by a combination of cash and shares of Common Stock.  For purposes of this Section the fair market value of the Company’s Common Stock shall be the closing price of the Common Stock on the New York Stock Exchange on the last trading day preceding the day on which notice of your exercise is received by the Company.

Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you hereby acknowledge that the ultimate liability for all Tax-Related Items legally due by you, is and remains your responsibility and may exceed the amount actually withheld by the Company.  Furthermore, you acknowledge that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, or the subsequent sale of shares acquired pursuant to such exercise; and (b) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  If you become subject to any Tax-Related Items in more than one jurisdiction (including jurisdictions outside the United States) between the date of grant and the date of any relevant taxable event, you acknowledge that the Company may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.

You acknowledge and agree that the Company shall not be required to deliver the shares being exercised upon any exercise of the Option unless it has received payment in a form acceptable to the Company for all applicable Tax-Related Items, or arrangements satisfactory to the Company for the payment thereof have been made.

In this regard, you authorize the Company, in its sole discretion and without any notice or further authorization by you, to withhold all applicable Tax-Related Items legally due by you from your wages or other cash compensation paid by the Company or from proceeds of the sale of shares.  Alternatively, or in addition, the Company may instruct the broker whom it has selected for this purpose (on your behalf and at your direction pursuant to this authorization) to sell the shares that you acquire to meet the Tax-Related Items withholding obligation.  In addition, unless otherwise determined by the Company, Tax-Related Items may be paid with outstanding shares of the Company’s Common Stock, such shares to be valued at Fair Market Value on the exercise date.  Finally, you shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of your participation in the Plan or your exercise of the Option that cannot be satisfied by the means previously described.

To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.

(b)  If at any time there occurs a “change in control” of the Company in accordance with Section 8(b) of the Plan, then:

(i)  if, at the time of such change in control, more than six months have elapsed since the date this Option was granted, this Option shall become immediately exercisable in full for the remainder of its term with respect to all shares of Common Stock covered hereby on and after the date of such change in control, or

(ii)  if, at the time of such change in control, fewer than six months have elapsed since the date this Option was granted, this Option shall become immediately exercisable in full for the remainder of its term with respect to all shares of Common Stock covered hereby on the first day following the end of a six month period after the date this Option was granted.

4.         If you retire while in the employ of the Company or a Subsidiary and prior to the time you have fully exercised this Option, you may exercise this Option:

(i)  within three months after the date your employment with the Company or a Subsidiary terminates by reason of your retirement with respect to incentive stock options; and

(ii)  within three years after the date your employment with the Company or a Subsidiary terminates by reason of your retirement with respect to nonqualified stock options,

to the extent this Option was exercisable by you on the date your employment so terminated, and provided that the exercise is prior to the date seven years from the date of grant.  For purposes of this Option Contract, “retire” shall mean your termination of employment that qualifies as a retirement under the Company’s tax-qualified retirement plan.

5.         If you become disabled while in the employ of the Company or a Subsidiary and prior to the time you have fully exercised this Option, you may exercise this Option:

(i)  within twelve months after the date your employment with the Company or a Subsidiary terminates by reason of your disability with respect to incentive stock options, and,

(ii)  within three years after the date your employment with the Company or a subsidiary terminates by reason of your disability with respect to nonqualified stock options,

to the extent this Option was exercisable by you on the date your employment so terminated, and provided that the exercise is prior to the date seven years from the date of grant.  For purposes of this Option Contract, “disabled” shall mean your permanent and total disability as defined in Section 22(e) of the Internal Revenue Code.

6.         If you die while in the employ of the Company or a Subsidiary and prior to the time you have fully exercised this Option, the executor or administrator of your estate or the person to whom this Option is transferred by will or the laws of descent or distribution may exercise this Option:

(i)  within twelve months after the date of your death with respect to incentive stock options, and

(ii)  within three years after the date of your death with respect to nonqualified stock options,

to the extent it was exercisable by you on the date of your death, and provided that the exercise is prior to the date seven years from the date of grant.

7.         With respect to both incentive stock options and nonqualified stock options, this Option shall terminate, to the extent it has not been previously exercised, three months after the termination of your employment with the Company or a Subsidiary for any reason other than your retirement, disability or death.  During such three month period following your termination of employment you may exercise this Option to the extent it was exercisable by you on the date your employment terminated.

8.         Your acceptance of the Option will confirm:  (1) that you are familiar with the business and affairs of the Company and its subsidiaries and (2) that you understand and agree that the granting of the Option, and any action thereunder, does not involve any statements or representations of any kind by the Company as to its business, affairs, earnings or assets, or as to the tax status of the Option or the tax consequences of any exercise thereof, or otherwise.  You further agree that any action at any time taken by or on behalf of the Company or a subsidiary thereof, or by its directors or any committee thereof, which might or shall at any time adversely affect you or the Option, may be freely taken, notwithstanding any such adverse effect, without your being thereby or otherwise entitled to any right or claim against the Company or any other person or party by reason thereof; provided, however, that exercise rights arising under Section 8 of the Plan due to a “change in control” shall not be abrogated.

9.         The Option is personal to you and except in the event of your death is not transferable or assignable either by your act or by operation of law, and no assignee, trustee in bankruptcy, receiver or other party whomsoever shall have any right to exercise the Option or any other right with respect to the Option or to the Plan.  The Option is transferable by your will or the laws of descent and distribution, and in the event of your death the person entitled thereto shall, subject to the provisions hereof and of the Plan, be entitled to exercise the Option to the same extent that you were entitled to as of the date of your death.  Unless otherwise indicated by the context or otherwise required by any term hereof, references herein to “you,” or in the Plan to “the Optionee,” shall apply to said person entitled thereto.

10.       Nothing herein is intended to or shall give you any right or status of any kind as a stockholder of the Company in respect of any shares covered by the Option or entitle you to any dividends or other distributions thereon unless and until said shares shall have been delivered to you and registered in your name.

11.       Nothing herein shall confer upon you any right to be continued in the employ of the Company or a Subsidiary or shall prevent the Company or Subsidiary which employs you from changing the terms of your employment or terminating your employment at any time, with or without cause.

12.       If and when any questions arise from time to time as to the intent, meaning or application of any one or more of the provisions hereof or of the Plan, such questions will be decided by the Management Development and Compensation Committee or such other committee of the Board as may be designated by the Board, or in the event the Company is merged into or consolidated with any other corporation, by the Board of Directors (or a Committee appointed by it) of the surviving or resulting corporation.  Subject to the “change in control” provisions of Section 8 of the Plan, the decision of such Board of Directors or Committee, as the case may be, as to what is a fair and equitable settlement of each such question or as to what is a fair and proper interpretation of any provision hereof or thereof, whatever the effect of such a decision may be, beneficial or adverse, upon the Option or you, shall be conclusive and binding and you hereby agree that the Option is granted to and accepted by you subject to such condition and understanding.

13.       At such time or times as you may exercise this Option, the Company may require you to represent in writing that it is your intention to acquire the shares being acquired for investment only and not with a view to distribution thereof.  In such event, no shares will be issued unless and until the Company is satisfied as to the correctness of such representation.  Also, the Company, in its discretion, may from time to time impose “blackout periods” in which you may not sell the shares acquired by exercise of any option.

14.       Whenever any notice is to be given hereunder by you or by the Company, such notice (i) if to you, may be given by delivering the same to you personally or by sending it to you by registered or certified mail to your last address as shown on the records of the Company, and (ii) if to the Company, may be given by delivering the same personally to its President, its Secretary, or its Treasurer, or by sending it to the Company by registered or certified mail directed to it, at its said principal office, provided that a notice hereunder shall not be deemed given to the Company unless and until it receives the same at this said principal office.

15.       Except to the extent that counsel to the Company shall render their opinion that no approval by the New York Stock Exchange is required in the premises, this Option Contract and all of the obligations of the Company in connection therewith and under the Plan shall be subject to and conditioned upon the approval by the New York Stock Exchange of a Listing Application with respect to all shares of stock of the Company (other than treasury shares) which may be issued under the Plan with respect to this particular Option Contract.

16.       If the foregoing is acceptable to you, please so confirm by signing and returning the duplicate of this letter enclosed for that purpose, whereupon this letter and such confirmation, together with the Plan, shall constitute an agreement between you and the Company superseding any and all other understandings in reference to the matter herein, including among others, the stock Option hereinabove granted, and binding upon and inuring to the benefit of the Company and, unless otherwise determined as provided in the Plan, its successors and assigns, as well as yourself and, to the extent hereinabove provided, your legal representatives.  In the event of a conflict between the provisions in this Option Contract and in the Plan, the provisions of the Plan shall govern and control.  The laws of the Commonwealth of Pennsylvania shall control the interpretation and construction of all your rights hereunder.

HARSCO CORPORATION

By:
S. D. Fazzolari
Chairman, President & Chief Executive Officer

I hereby accept and agree to the provisions of this Option Contract and the Plan that is attached as of the date of this Option Contract.  I acknowledge that this includes my agreement to abide by the noncompetition and other provisions of Section 2.

Attachment